Cincinnati Bell Reports First Quarter 2019 Results

HIGHLIGHTS

•	Revenue of $380 million and operating income totaling $10 million

•	Adjusted EBITDA[1] of $98 million - in line with company expectations

•	Cincinnati Fioptics revenue totaled $87 million, adding 6,100 new fiber to the premise (“FTTP”) internet subscribers during the quarter

•	IT Services and Hardware revenue of $136 million, up $9 million from a year ago

•	Hawaiian Telcom contributed revenue of $87 million and Adjusted EBITDA of $24 million

•	Cash provided by operating activities totaled $57 million with free cash flow[2] of $6 million

CINCINNATI - May 8, 2019 - Cincinnati Bell Inc. (NYSE:CBB), today announced financial results for the first quarter of 2019.
Leigh Fox, President and Chief Executive Officer of Cincinnati Bell, commented, "Our first quarter results provided a great start to the year. The investments in dense metro fiber and the expansion of our IT services footprint continue to differentiate Cincinnati Bell in the marketplace.”
Mr. Fox added, “We are pleased to reaffirm our financial guidance for 2019 as we continue to execute on our strategic objectives, positioning Cincinnati Bell and its stakeholders for long-term success.”
Consolidated Results

•	Consolidated revenue totaled $380 million and operating income was $10 million for the first quarter of 2019

•	Adjusted EBITDA of $98 million in the first quarter of 2019, up $19 million year-over-year including contributions from the merger with Hawaiian Telcom on July 2, 2018

•
Net loss for the first quarter of 2019 totaled $27 million, resulting in diluted loss per share of $0.59, driven by accelerated depreciation of certain cloud-related assets associated with insourcing initiatives from one of our largest customers, as well as increased restructuring and severance related charges and interest expense compared to a year ago

Entertainment and Communications Segment

•	Entertainment and Communications revenue totaled $250 million for the first quarter of 2019

–	Cincinnati revenue totaled $171 million, down 2% from the prior year

–	Fioptics revenue totaled $87 million, up 5% year-over-year

–	Fioptics internet subscribers totaled 243,300, up 10,500 compared to a year ago

–	Fioptics video subscribers totaled 139,200, down 7,100 year-over-year

–	Fioptics is available to approximately 76% of Greater Cincinnati, which includes a combination of fiber to the premise ("FTTP") and fiber to the node ("FTTN") addresses

–	During the first quarter of 2019, 5,300 additional homes and businesses were passed with FTTP, which is available to 477,600 addresses, approximately 60% of Cincinnati's total addressable market

–	Hawaii revenue totaled $80 million in the first quarter of 2019, consistent with the prior quarter

–	Consumer / SMB Fiber revenue totaled $22 million, up 4% sequentially

–	Consumer / SMB Fiber internet subscribers totaled 66,600, adding 700 new customers in the quarter

–	Video subscribers were 47,800, down 1,000 from the prior quarter

–	Consumer / SMB Fiber is available to approximately 50% of Hawaii, which includes a combination of FTTP and FTTN addresses

–	During the first quarter of 2019, 1,100 additional homes and businesses were passed with FTTP, which is available to 168,100 addresses, approximately 35% of Hawaii's total addressable market

•	Adjusted EBITDA was $91 million for the first quarter of 2019, consistent with the prior quarter
IT Services and Hardware Segment

•	IT Services and Hardware revenue totaled $136 million for the first quarter of 2019, up $9 million year-over-year including contributions from Hawaiian Telcom

–	Consulting revenue totaled $39 million for the first quarter, up $8 million year-over-year

–	Cloud revenue of $24 million increased $2 million compared to the prior year despite insourcing initiatives from one of our largest customers

–
Certain cloud revenue from this customer totaled $4 million in the first quarter of 2019 generating Adjusted EBITDA of $3 million; compared to the first quarter of 2018, in which certain cloud revenue from the customer totaled $7 million resulting in Adjusted EBITDA of $5 million

–	Communications revenue was $47 million, up $7 million year-over-year

–	Infrastructure Solutions revenue totaled $26 million, down $8 million from a year ago

•	Adjusted EBITDA of $10 million for the first quarter of 2019, down $2 million year-over-year
Cash Flow and Financial Position

•	Operating cash flows totaled $57 million for the first quarter of 2019 with free cash flow of $6 million

•	Liquidity of $190 million as of March 31, 2019, with no significant maturities until 2024

•	Capital expenditures were $57 million for the first quarter of 2019

•	Gross Net Operating Loss carryforward of approximately $710 million as of March 31, 2019

2019 Outlook

•	Cincinnati Bell is reaffirming the following guidance for 2019 as previously provided on February 14, 2019:

Category	2019 Guidance Range
Revenue	$1,515M - $1,575M
Adjusted EBITDA	$400M - $410M

Conference Call/Webcast
Cincinnati Bell will host a conference call on Wednesday, May 8, 2019 at 9:00 a.m. (ET) to discuss its financial results for the first quarter of 2019. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. Callers can dial toll-free (888) 204-4368 or toll (929) 477-0402. A taped replay of the conference call will be available starting at 12:00 p.m. (ET) on Wednesday, May 8, 2019 until 12:00 p.m. (ET) on Wednesday, May 22, 2019. To access the telephone replay, please dial toll-free (888) 203-1112 or toll (719) 457-0820, and then enter the conference ID number 8208777. An archived webcast will be available for replay following the conclusion of the live event in the Investor Relations section of www.cincinnatibell.com.

INVESTOR RELATIONS CONTACT:
Kei Lawson, 513-565-0510
E-mail: Takeitha.Lawson@cinbell.com

or

MEDIA CONTACT:
Josh Pichler, 513-565-0310
E-mail: Josh.Pichler@cinbell.com

Safe Harbor Note
This release may contain “forward-looking” statements, as defined in federal securities laws including the Private Securities Litigation Reform Act of 1995, which are based on our current expectations, estimates, forecasts and projections. Statements that are not historical facts, including statements about the beliefs, expectations and future plans and strategies of the Company, are forward-looking statements. Actual results may differ materially from those expressed in any forward-looking statements. The following important factors, among other things, could cause or contribute to actual results being materially and adversely different from those described or implied by such forward-looking statements including, but not limited to: those discussed in this release; we operate in highly competitive industries, and customers may not continue to purchase products or services, which would result in reduced revenue and loss of market share; we may be unable to grow our revenues and cash flows despite the initiatives we have implemented; failure to anticipate the need for and introduce new products and services or to compete with new technologies may compromise our success in the telecommunications industry; our access lines, which generate a significant portion of our cash flows and profits, are decreasing in number and if we continue to experience access line losses similar to the past several years, our revenues, earnings and cash flows from operations may be adversely impacted; our failure to meet performance standards under our agreements could result in customers terminating their relationships with us or customers being entitled to receive financial compensation, which would lead to reduced revenues and/or increased costs; we generate a substantial portion of our revenue by serving a limited geographic area; a large customer accounts for a significant portion of our revenues and accounts receivable and the loss or significant reduction in business from this customer would cause operating revenues to decline and could negatively impact profitability and cash flows; maintaining our telecommunications networks requires significant capital expenditures, and our inability or failure to maintain our telecommunications networks could have a material impact on our market share and ability to generate revenue; increases in broadband usage may cause network capacity limitations, resulting in service disruptions or reduced capacity for customers; we may be liable for material that content providers distribute on our networks; cyber attacks or other breaches of network or other information technology security could have an adverse effect on our business; natural disasters, terrorists acts or acts of war could cause damage to our infrastructure and result in significant disruptions to our operations; the regulation of our businesses by federal and state authorities may, among other things, place us at a competitive disadvantage, restrict our ability to price our products and services and threaten our operating licenses; we depend on a number of third party providers, and the loss of, or problems with, one or more of these providers may impede our growth or cause us to lose customers; a failure of back-office information technology systems could adversely affect our results of operations and financial condition; if we fail to extend or renegotiate our collective bargaining agreements with our labor union when they expire or if our unionized employees were to engage in a strike or other work stoppage, our business and operating results could be materially harmed; the loss of any of the senior management team or attrition among key sales associates could adversely affect our business, financial condition, results of operations and cash flows; our debt could limit our ability to fund operations, raise additional capital, and fulfill our obligations, which, in turn, would have a material adverse effect on our businesses and prospects generally; our indebtedness imposes significant restrictions on us; we depend on our loans and credit facilities to provide for our short-term financing requirements in excess of amounts generated by operations, and the availability of those funds may be reduced or limited; the servicing of our indebtedness is dependent on our ability to generate cash, which could be impacted by many factors beyond our control; we depend on the receipt of dividends or other intercompany transfers from our subsidiaries and investments; the trading price of our common shares may be volatile, and the value of an investment in our common shares may decline; the uncertain economic environment, including uncertainty in the U.S. and world securities markets, could impact our business and financial condition; our future cash flows could be adversely affected if we are unable to fully realize our deferred tax assets; adverse changes in the value of assets or obligations associated with our employee benefit plans could negatively impact shareowners’ deficit and liquidity; third parties may claim that we are infringing upon their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from selling products; third parties may infringe upon our intellectual property, and we may expend significant resources enforcing our rights or suffer competitive injury; we could be subject to a significant amount of litigation, which could require us to pay significant damages or settlements; we could incur significant costs resulting from complying with, or potential violations of, environmental, health and human safety laws; the possibility that the expected synergies and value creation from our acquisition of Hawaiian Telcom will not be realized or will not be realized within the expected time period; the risk that the businesses of the Company and Hawaiian Telcom will not be integrated successfully; the risk that unexpected costs will be incurred; and the other risks and uncertainties detailed in our filings with the SEC, including our Form 10-K report, Form 10-Q reports and Form 8-K reports.
These forward-looking statements are based on information, plans and estimates as of the date hereof and there may be other factors that may cause our actual results to differ materially from these forward-looking statements. We assume no obligation to update the information contained in this release except as required by applicable law.
Use of Non-GAAP Financial Measures
This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt, net income (loss) applicable to common shareholders excluding special items and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.
1Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, stock based compensation, restructuring and severance related charges, (gain) loss on sale or disposal of assets, transaction and integration costs, asset impairments, and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

Adjusted EBITDA margin provides a useful measure of operational performance. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.
2Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as cash provided by (used in) operating activities, adjusted for restructuring and severance related payments, transaction and integration payments, less capital expenditures and preferred stock dividends. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company believes there is no comparable GAAP measure for free cash flow, the attached financial information reconciles cash provided by operating activities to free cash flow.
Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt, unamortized premium and/or discount and unamortized note issuance costs, offset by cash and cash equivalents.
Net income (loss) applicable to common shareholders excluding special items in total and per share provides a useful measure of operating performance. Net income (loss) applicable to common shareholders excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income (loss) excluding special items as defined by other companies.

About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (NYSE: CBB) delivers integrated communications solutions to residential and business customers over its fiber-optic and copper networks including high-speed internet, video, voice and data. Cincinnati Bell provides service in areas of Ohio, Kentucky, Indiana and Hawaii. In addition, enterprise customers across the United States and Canada rely on CBTS and OnX, wholly-owned subsidiaries, for efficient, scalable office communications systems and end-to-end IT solutions. For more information, please visit www.cincinnatibell.com. The information on the Company’s website is not incorporated by reference in this press release.

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended
	March 31,		Change
	2019	2018	$	%

Revenue	$379.6	$295.7	$83.9	28%

Costs and expenses
Cost of services and products	197.7	149.4	48.3	32%
Selling, general and administrative	86.1	68.4	17.7	26%
Depreciation and amortization	79.4	51.2	28.2	55%
Restructuring and severance related charges	3.3	0.3	3.0	n/m
Transaction and integration costs	3.0	2.2	0.8	36%

Operating income	10.1	24.2	(14.1)	(58)%

Interest expense	35.1	30.8	4.3	14%
Other components of pension and postretirement benefit plans expense	2.6	3.3	(0.7)	(21)%
Other income, net	(1.0)	(0.4)	(0.6)	n/m

Loss before income taxes	(26.6)	(9.5)	(17.1)	n/m
Income tax expense (benefit)	0.3	(1.2)	1.5	n/m

Net loss	(26.9)	(8.3)	(18.6)	n/m

Preferred stock dividends	2.6	2.6	—	0%

Net loss applicable to common shareowners	$(29.5)	$(10.9)	$(18.6)	n/m

Basic and diluted net loss per common share	$(0.59)	$(0.26)

Weighted average common shares outstanding
(in millions)
- Basic	50.3	42.3
- Diluted	50.3	42.3

Cincinnati Bell Inc.
Entertainment and Communications Income Statement
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,		Change
	2019	2018	$	%
Income Statement
Revenue	$250.3	$174.2	$76.1	44%

Operating costs and expenses
Cost of services and products	115.3	77.6	37.7	49%
Selling, general and administrative	44.5	27.1	17.4	64%
Depreciation and amortization	62.7	40.9	21.8	53%
Restructuring and severance related charges	3.3	—	3.3	n/m

Total operating costs and expenses	225.8	145.6	80.2	55%

Operating income	$24.5	$28.6	$(4.1)	(14)%

Cincinnati Bell Inc.
Entertainment and Communications Revenue
(Unaudited)
(Dollars in millions)

	Three Months Ended			Three Months Ended
	March 31, 2019			March 31, 2018
	Cincinnati	Hawaii	Total	Cincinnati	Hawaii	Total

Revenue
Consumer / SMB Fiber *
Data	$37.4	$7.9	$45.3	$34.4	$—	$34.4
Video	40.2	11.5	51.7	39.2	—	39.2
Voice	9.2	2.8	12.0	9.1	—	9.1
Other	0.3	0.2	0.5	0.3	—	0.3
Total Consumer / SMB Fiber	87.1	22.4	109.5	83.0	—	83.0

Enterprise Fiber
Data	21.1	9.2	30.3	20.8	—	20.8

Legacy
Data	26.0	15.9	41.9	29.7	—	29.7
Voice	33.0	28.4	61.4	37.9	—	37.9
Other	3.5	3.7	7.2	2.8	—	2.8
Total Legacy	62.5	48.0	110.5	70.4	—	70.4

Total Entertainment & Communications	$170.7	$79.6	$250.3	$174.2	$—	$174.2

* Represents Fioptics in Cincinnati

Cincinnati Bell Inc.
Entertainment and Communications Metric Information
(Unaudited)
(In thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018

Cincinnati Metrics
Fioptics
Data
Internet FTTP *	207.6	201.5	196.8	192.7	187.8
Internet FTTN *	35.7	37.5	39.8	42.6	45.0
Total Fioptics Internet	243.3	239.0	236.6	235.3	232.8

Video
Video FTTP	115.2	115.0	115.6	118.1	118.1
Video FTTN	24.0	24.9	25.9	27.0	28.2
Total Fioptics Video	139.2	139.9	141.5	145.1	146.3

Voice
Fioptics Voice Lines	109.0	107.6	107.0	107.6	106.9

Fioptics Units Passed
Units Passed FTTP	477.6	472.3	459.1	449.3	440.5
Units Passed FTTN	138.5	138.7	139.5	139.9	140.3
Total Fioptics Units Passed	616.1	611.0	598.6	589.2	580.8

Enterprise Fiber
Data
Ethernet Bandwidth (Gb)	4,540	4,565	4,331	4,133	4,046

Legacy
Data
DSL	69.6	72.0	74.1	75.2	78.1

Voice
Legacy Voice Lines	218.0	226.2	232.7	240.6	251.4

* Fiber to the Premise (FTTP), Fiber to the Node (FTTN)

Cincinnati Bell Inc.
Entertainment and Communications Metric Information
(Unaudited)
(In thousands)

	March 31,	December 31,	September 30,
	2019	2018	2018

Hawaii Metrics
Consumer / SMB Fiber
Data
Internet FTTP *	52.7	51.6	49.5
Internet FTTN *	13.9	14.3	14.5
Total Consumer / SMB Fiber Internet	66.6	65.9	64.0

Video
Video FTTP	33.5	33.8	33.3
Video FTTN	14.3	15.0	15.3
Total Consumer / SMB Fiber Video	47.8	48.8	48.6

Voice
Consumer / SMB Fiber Voice Lines	30.3	30.3	29.9

Consumer / SMB Fiber Units Passed **
Units Passed FTTP	168.1	167.0	163.6
Units Passed FTTN	73.4	73.5	73.3
Total Consumer / SMB Fiber Units Passed	241.5	240.5	236.9

Enterprise Fiber
Data
Ethernet Bandwidth (Gb)	2,413	2,091	1,948

Legacy
Data
DSL	47.2	48.7	50.4

Voice
Legacy Voice Lines	192.8	197.8	203.4

* Fiber to the Premise (FTTP), Fiber to the Node (FTTN)
** Includes units passed for both consumer and business on Oahu and neighboring islands.

Cincinnati Bell Inc.
IT Services and Hardware Income Statement and Metric Information
(Unaudited)
(Dollars in millions)
	Three Months Ended
	March 31,		Change
	2019	2018	$	%

Income Statement
Revenue	$136.3	$127.6	$8.7	7%

Operating costs and expenses
Cost of services and products	89.2	77.7	11.5	15%
Selling, general and administrative	37.2	38.0	(0.8)	(2)%
Depreciation and amortization	16.7	10.2	6.5	64%
Restructuring and severance related charges	—	0.3	(0.3)	n/m

Total operating costs and expenses	143.1	126.2	16.9	13%

Operating Income	$(6.8)	$1.4	$(8.2)	n/m

Revenue
Consulting	$38.9	$31.3	$7.6	24%
Cloud	24.4	22.6	1.8	8%
Communications	47.4	40.6	6.8	17%
Infrastructure Solutions	25.6	33.1	(7.5)	(23)%
Total IT Services and Hardware Revenue	$136.3	$127.6	$8.7	7%

	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018

Consulting
Billable Resources	1039	1039	999	926	888

Communications
NaaS Locations	2,550	2257	1,101	782	564
SD - WAN Locations	1,002	803	488	310	117
Hosted UCaaS Profiles*	244,482	239,581	223,311	192,175	178,457

* Includes Hawaii Hosted UCaaS Profiles beginning September 30, 2018

Cincinnati Bell Inc.
Net Debt (Non-GAAP)
(Unaudited)
(Dollars and shares in millions)

	March 31,	December 31,
	2019	2018

Receivables Facility	$175.8	$176.6
Credit Agreement - Tranche B Term Loan due 2024	597.0	598.5
Credit Agreement - Revolving Credit Facility	15.0	18.0
7 1/4% Senior Notes due 2023	22.3	22.3
7% Senior Notes due 2024	625.0	625.0
8% Senior Notes due 2025	350.0	350.0
Cincinnati Bell Telephone Notes	87.9	87.9
Other financing lease agreements	3.1	3.1
Capital leases	80.7	73.9
Net unamortized premium	1.6	1.7
Unamortized note issuance costs	(26.1)	(27.2)

Total debt	1,932.3	1,929.8

Less: Cash and cash equivalents	(3.9)	(15.4)

Net debt (Non-GAAP)	$1,928.4	$1,914.4

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Three Months Ended March 31, 2019
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net loss (GAAP)				$(26.9)
Add:
Income tax expense				0.3
Interest expense				35.1
Other income, net				(1.0)
Other components of pension and postretirement benefit plans expense				2.6

Operating income (loss) (GAAP)	$24.5	$(6.8)	$(7.6)	$10.1
Add:
Depreciation and amortization	62.7	16.7	—	79.4
Restructuring and severance related charges	3.3	—	—	3.3
Transaction and integration costs	—	—	3.0	3.0
Stock-based compensation	—	—	1.8	1.8
Adjusted EBITDA (Non-GAAP)	$90.5	$9.9	$(2.8)	$97.6

Adjusted EBITDA Margin (Non-GAAP)	36%	7%	—	26%

	Three Months Ended March 31, 2018
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net loss (GAAP)				$(8.3)
Add:
Income tax benefit				(1.2)
Interest expense				30.8
Other income, net				(0.4)
Other components of pension and postretirement benefit plans expense				3.3

Operating income (loss) (GAAP)	$28.6	$1.4	$(5.8)	$24.2
Add:
Depreciation and amortization	40.9	10.2	0.1	51.2
Restructuring and severance related charges	—	0.3	—	0.3
Transaction and integration costs	—	—	2.2	2.2
Stock-based compensation	—	—	0.9	0.9
Adjusted EBITDA (Non-GAAP)	$69.5	$11.9	$(2.6)	$78.8

Adjusted EBITDA Margin (Non-GAAP)	40%	9%	—	27%

Year-over-year dollar change in Adjusted EBITDA	$21.0	$(2.0)	$(0.2)	$18.8

Year-over-year percentage change in Adjusted EBITDA	30%	(17)%	8%	24%

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,
	2019	2018

Cash provided by operating activities	$56.8	$58.5

Capital expenditures	(56.5)	(32.7)
Acquisitions of businesses	—	(2.8)
Other, net	(0.1)	(0.1)

Cash used in investing activities	(56.6)	(35.6)

Net decrease in corporate credit and receivables facilities with initial maturities less than 90 days	(3.8)	—
Repayment of debt	(4.5)	(3.0)
Debt issuance costs	(0.1)	(0.4)
Dividends paid on preferred stock	(2.6)	(2.6)
Other, net	(0.8)	(2.0)

Cash used in financing activities	(11.8)	(8.0)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.1	0.8

Net (decrease) increase in cash, cash equivalents and restricted cash	(11.5)	15.7
Cash, cash equivalents and restricted cash at beginning of period	15.4	396.5

Cash, cash equivalents and restricted cash at end of period	$3.9	$412.2

Reconciliation of Cash Provided by Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP)
Cash provided by operating activities	$56.8	$58.5
Adjustments:
Capital expenditures	(56.5)	(32.7)
Restructuring and severance related payments	6.8	7.3
Preferred stock dividends	(2.6)	(2.6)
Transaction and integration costs	1.8	2.2

Free cash flow (Non-GAAP)	$6.3	$32.7

Income tax payments (refunds)	$1.1	$(0.1)

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018

Entertainment and Communications
Cincinnati	$30.8	$50.5	$41.4	$31.8	$27.6
Hawaii	20.3	21.8	20.9	—	—

Total Entertainment and Communications	51.1	72.3	62.3	31.8	27.6

IT Services and Hardware	5.4	7.4	7.4	6.5	5.1

Corporate	—	0.2	—	—	—

Total capital expenditures	$56.5	$79.9	$69.7	$38.3	$32.7

Cincinnati Bell Inc.
Reconciliation of Net (Loss) Income Applicable to Common Shareholders (GAAP) to Net (Loss) Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended
	March 31, 2019	March 31, 2018

Net loss applicable to common shareholders (GAAP)	$(29.5)	$(10.9)

Special items:
Restructuring and severance related charges	3.3	0.3
Transaction and integration costs	3.0	2.2
Income tax effect of special items *	(0.9)	0.4
Total special items	5.4	2.9

Net loss applicable to common shareowners, excluding special items (Non-GAAP)	$(24.1)	$(8.0)

Weighted average diluted shares outstanding**	50.3	42.3

Diluted loss per common share (GAAP)	$(0.59)	$(0.26)

Adjusted diluted loss per common share (Non-GAAP)	$(0.48)	$(0.19)

*	Special items have been tax effected utilizing the normalized effective tax rate for the period, with the exception of transaction and integration costs, which are treated as a discrete item
**	Weighted average diluted shares outstanding based on net (loss) income applicable to common shareowners, excluding special items (Non-GAAP).

Cincinnati Bell Inc.
Reconciliation of Operating Income (GAAP) Guidance to Adjusted EBITDA (Non-GAAP) Guidance
(Unaudited)
(Dollars in millions)

	Low	High
2019 Operating Income (GAAP) Guidance Range	$82	$97

Add:

Depreciation and amortization	300	295
Restructuring and severance related charges	5	5
Transaction and integration costs	5	5
Stock compensation expense	8	8

2019 Adjusted EBITDA (Non-GAAP) Guidance Range	$400	$410

CONTACT:

Cincinnati Bell Inc.
Investor contact:
Kei Lawson, 513-565-0510
Takeitha.Lawson@cinbell.com

Media contact:
Josh Pichler, 513-565-0310
Josh.Pichler@cinbell.com